SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 18, 2008

RIVER HAWK AVIATION, INC.

 (Exact name of registrant as specified in its charter)

Nevada	00-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

954 Business Park Drive, Suite # 4
Traverse City, MI 49686
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 231-946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 18, 2008, River Hawk Aviation, Inc., a Nevada corporation (“River Hawk” or the “Company”), entered into a Stock Purchase Agreement (the “Acquisition Agreement”) for the purchase of one hundred percent (100%) of the issued and outstanding common stock of Carolina Air Charter, Inc., a North Carolina corporation (“Carolina Air”).  Under the Acquisition Agreement, River Hawk agreed to purchase the 100% of the issued and outstanding capital stock, securities convertible into capital stock and all capital stock equivalents (the “Carolina Common Stock”) for a total of Four hundred twenty-five thousand and 00/100 Dollars ($425,000.00) (the “Purchase Price”) payable in two payments, as follows:  (i)Three hundred fifty-thousand Dollars ($350,000.00) upon the closing of the Acquisition Agreement, and (ii) the balance of Seventy-five thousand Dollars ($75,000) upon River Hawk’s receipt of the City of Concord’s and Concord Regional Airport’s consent to the Acquisition Agreement.

The parties set the closing date of the Acquisition Agreement as March 18, 2008 (the “Closing”), the same day as the parties’ entry into the Acquisition Agreement, and completed the Closing on that date.

The Agreement also requires the President of Carolina Air, Donnie Daugherty, and the Office Manager, Sheila Neal, to remain in their positions at Carolina Air for not less than 30 days to assist with the transition in ownership.  Ms. Daugherty and Ms. Neal cumulatively held 100% of the Carolina Common Stock prior to the Closing of the Acquisition Agreement.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

Based upon the Closing of the Acquisition Agreement, on March 18, 2008, River Hawk acquired Carolina Air Charter, Inc.  River Hawk paid $350,000 for 100% of the issued and the Carolina Common Stock, making Carolina Air a wholly owned subsidiary of River Hawk.  River Hawk will pay the balance of $75,000 upon receiving the City of Concord’s and Concord Regional Airport’s consent for the transfer of ownership, which the parties expect to occur within 30 days of the Closing.

Established in 1989 and based in Concord, North Carolina, Carolina Air provides direct air charter to private and corporate clients.  In addition to access to Carolina Air’s clients, this Acquisition Agreement provides River Hawk with a 135 certificate, allowing it to add and offer charter services.

Section 8– Other Events

Item 8.01  Other Events

On March 19, 2008, the Company issued a press release announcing the Closing of the Acquisition Agreement, attached hereto as Exhibit 99.9.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements. Not required under the terms of Rule 8-04(b) of Regulation S-X.

(b)	Pro forma financial information. Not required under the terms of Rule 8-04(b) of Regulation S-X .

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.14	Stock Purchase Agreement dated March 18, 2008	Filed Herewith
99.99	Press Release date March 19, 2008	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 18, 2008

RIVER HAWK AVIATION, INC.

By:	/s/ Robert Scott
Robert Scott Chief Financial Officer